Exhibit 10.1

AMENDMENT #1 TO

THE MEN’S WEARHOUSE, INC. 401(K) SAVINGS PLAN

Effective as of the date hereof, The Men’s Wearhouse, Inc. 401(k) Savings Plan (hereinafter referred to as the “Plan”) is hereby amended as provided herein.

WHEREAS, The Men’s Wearhouse, Inc. (hereinafter referred to as the “Employer”) heretofore adopted the Plan effective February 1, 1978, and executed the most recent amendment and restatement effective July 1, 2011; and

WHEREAS, Section 11.1(b) provides that the Sponsoring Employer may amend any part of the Plan; and

NOW, THEREFORE, the Plan is hereby amended as follows:

Section 1.176, Vesting Computation Period, is hereby deleted in its entirety and shall hereafter read as follows:

Vesting Computation Period. The term Vesting Computation Period means a period of twelve consecutive months which is used for purposes of determining a Participant’s Vested Interest in the Plan (or a component of the Plan). Each Vesting Computation Period will consist of each Plan Year.

Section 1.179(g)(2)(i), Determination of Years of Service for Vesting, is hereby deleted in its entirety and shall hereafter read as follows:

Determination of Years of Service for Vesting. Any Years of Service completed prior to an Employee’s Break(s) in Service will not be counted in determining an Employee’s Vesting Interest in the Participant’s Account balance if those Year(s) of Service are disregarded pursuant to the Rule of Parity. If such former Employee’s Year(s) of Service are not disregarded under the Rule of Parity, then the Vesting Computation Periods will remain unchanged.

Section 1.179(h)(2)(i), Determination of Years of Service for Vesting Purposes, is hereby deleted in its entirety and shall hereafter read as follows:

Determination of Years of Service for Vesting Purposes. Any Year(s) of Service that were completed prior to an Employee’s Break(s) in Service will not be counted for purposes of determining an Employee’s Vesting Interest in the Participant’s Account balance if those Year(s) of Service are disregarded pursuant to the Rule of Parity. If such former Employee’s Year(s) of Service are not disregarded under the Rule of Parity, then the Vesting Computation Periods will remain unchanged.

IN WITNESS WHEREOF, and as evidence of its adoption of this amendment to The Men’s Wearhouse, Inc. 401(k) Savings Plan, the Employer has caused this document to be executed by its duly authorized officer.

The Men’s Wearhouse, Inc.
By:	/s/ KIRK WARREN
Print Name:	Kirk Warren
Title:	Vice President, Benefits
Date:	12-19-11